Exhibit 99.2

Unaudited pro forma combined financial information

On November 23, 2015, Hydrophi Technologies Group, Inc. (“Hydrophi”) acquired 100% of the outstanding shares of Pro Star Freight Systems Inc. (“PFS”), an active carrier as a long haul freight transportation company and Pro Star Truck Center Inc. (“PTC”), a full service truck repair facility (collectively, “Pro Star”) for cash in an aggregate of $1,512,500, payable in installments as set forth in the Purchase Agreement, a secured promissory note of $2,500,000, which is convertible into 4.9% of Hydrophi on a fully-diluted basis (“Note”), Hydrophi’s Series A Preferred Stock which is convertible into 80% of the issued and outstanding common stock of Hydrophi on a fully-diluted basis (“Preferred Stock”), and a warrant that will be exercisable for a number of shares of common stock of Hydrophi necessary to ensure that the Note and Preferred Stock, collectively result in the issuance of 84.9% of the issued and outstanding capital stock of Hydrophi on a fully-diluted basis (the “Goldenshare”).

BASIS OF PRESENTATION

The acquisition of Pro Star is accounted for by Hydrophi as a business combination as prescribed in Accounting Standards Codification 805, “Business Combinations”.  Hydrophi’s existing management, business plan and its operations will remain the same after this acquisition.

The accompanying unaudited pro forma combined balance sheet as of December 31, 2015 has been presented as if the acquisition of Pro Star by Hydrophi had occurred on December 31, 2015.

The accompanying unaudited pro forma combined statement of operations for the period ended December 31, 2015 has been presented as if the acquisition of Pro Star by Hydrophi had occurred on January 1, 2015.

The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Hydrophi that would have been reported had the Acquisition been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The Unaudited Pro Forma Combined Statement of Operations does not reflect any sales or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the Acquisition.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro Star Freight Systems Inc. and Pro Star Truck Center Inc.

and Hydrophi Technologies Group, Inc.

PROFORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

(UNAUDITED)

	Pro Star Freight
	Systems Inc. and	Hydrophi
	Pro Star Truck	Technologies	Pro-forma		Pro-Forma
	Center Inc.	Group, Inc.	Adjustments	Notes	Combined Total

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$180,536	$43,630	$-		$224,166
Accounts receivable, net of allowance	394,357	-	-		394,357
Factoring receivables	2,427,039	-	-		2,427,039
Inventory	-	42,000	-		42,000
Prepaid expenses and other current assets	479,026	6,992	-		486,018
Investment in subsidiary	-	307,500	(307,500)	(A)	-
Total Current Assets	3,480,958	400,122	(307,500)		3,573,580

Property and equipment, net of accumulated depreciation	1,303,362	213	-		1,303,575
Intangible assets, net	-	309,750	1,724,000	(B)	2,033,750
Goodwill	-	-	1,556,771	(B)	1,556,771
TOTAL ASSETS	$4,784,320	$710,085	$2,973,271		$8,467,676

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$778,662	$815,132	$-		$1,593,794
Factoring payable	2,427,039	-	-		2,427,039
Accrued compensation	-	208,173	-		208,173
Advance from customer	-	60,800	-		60,800
Deferred revenues	-	521,000	-		521,000
Short-term debt	-	307,500	440,000	(B)	747,500
Notes payable, related party	-	4,438	-		4,438
Derivative liabilities	-	1,346,475	-		1,346,475
Senior unsecured promissory note	-	-	2,500,000	(B)	2,500,000
Short-term debt	248,170	31,500	-		279,670
Short-term debt, related party	30,000	-	-		30,000
Short-term capital lease obligation	248,958	-	-		248,958
Total Current Liabilities	3,732,829	3,295,018	2,940,000		9,967,847

Long-term capital lease obligation	510,379	-	-		510,379
Convertible notes payable, net	-	1,382,091	-		1,382,091

TOTAL LIABILITIES	4,243,208	4,677,109	2,940,000		11,860,317

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	-	-	266,883	(B)	266,883
Common stock	309,500	38,096	(309,500)	(A)(B)	38,096
Additional paid-in capital	-	28,064,233	307,500	(B)	28,371,733
Accumulated deficit	231,612	(32,069,353)	(231,612)	(B)	(32,069,353)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	541,112	(3,967,024)	33,271		(3,392,641)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$4,784,320	$710,085	$2,973,271		$8,467,676

PROFORMA COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED DECEMBER 31, 2015

(UNAUDITED)

	Pro Star Freight
	Systems Inc. and	Hydrophi
	Pro Star Truck	Technologies	Pro-forma		Pro-Forma
	Center Inc.	Group, Inc.	Adjustments	Notes	Combined Total

REVENUES
Revenue	$-	$240,500	$-		$240,500
Freight revenue	25,571,337	-	-		25,571,337
Service revenue	1,142,182	-	-		1,142,182
TOTAL REVENUES	26,713,519	240,500	-		26,954,019

OPERATING EXPENSES
Research and development	-	374,692	-		374,692
Selling, general and administrative	26,648,608	1,162,303	-		27,810,911
Depreciation and amortization	58,094	67,527	289,900	(C)	415,521
TOTAL OPERATING EXPENSES	26,706,702	1,604,522	289,900		28,601,124

LOSS FROM OPERATIONS	6,817	(1,364,022)	(289,900)		(1,647,105)

OTHER (EXPENSE) INCOME
Interest expense	(32,205)	(1,737,831)	(125,000)	(D)	(1,895,036)
Change in fair value of derivative liabilities	-	473,107	-		473,107
Gain on settlement of debt	-	2,612,020	-		2,612,020
Other income	-	29,703	-		29,703
TOTAL OTHER (EXPENSE) INCOME	(32,205)	1,376,999	(125,000)		1,219,794

NET INCOME (LOSS)	$(25,388)	$12,977	$(414,900)		$(427,311)

NET INCOME PER COMMON SHARE
Basic	$(126.94)	$0.00	$(2,074.50)		$(0.00)
Diluted	$(126.94)	$0.00			$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic		376,962,411			376,962,411
Diluted		376,962,411			376,962,411

Pro Star Freight Systems Inc. and Pro Star Truck Center Inc.

and Hydrophi Technologies Group, Inc.

Notes to the unaudited pro forma combined financial statements

1.

Basis of pro forma presentation

The accompanying unaudited pro forma combined financial information is derived from the historical financial statements of Hydrophi and Pro Star. The unaudited pro forma combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, with Hydrophi treated as the acquirer.

Hydrophi, a registrant with a year that ends on December 31, acquired Pro Star with a year that ends on December 31. The pro forma statement of operations for the period ended December 31, 2015 includes (1) Hydrophi’s twelve months ended December 31, 2015, and (2) Pro Star’s twelve months ended December 31, 2015.  Unaudited pro forma adjustments and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma combined financial statement.

The unaudited pro forma combined balance sheet as of December 31, 2015 is presented as if the Acquisition and the borrowings used to finance the Acquisition occurred on December 31, 2015. The unaudited pro forma combined statement of operations for the period ended December 31, 2015 is presented as if the Acquisition and the related borrowings used to finance the Acquisition occurred on January 1, 2015.

The unaudited pro forma combined financial information has been compiled in a manner consistent with the accounting policies adopted by Hydrophi. These accounting policies are similar in most material respects to those of Pro Star’s. Hydrophi is currently performing a more detailed review of Pro Star’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Hydrophi that would have been reported had the Acquisition been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma combined statement of operations does not reflect any sales or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the Acquisition.

The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and accompanying notes of Hydrophi and Pro Star.

2.

Purchase Price

For accounting purposes, Hydrophi considers the closing of Pro Star acquisition on March 1, 2016 when Pro Star conveyed control of activities to Hydrophi.  The purchase price included the following:

Payable in cash to Pro Star Shareholders (i)	$747,500
Payable in Convertible Promissory Note convertible into 4.9% of Hydrophi (ii)	2,500,000
Payable in Preferred Stock convertible into 80% of Hydrophi (iii)	266,883

(i)

As of December 31, 2015, a total of $307,500 cash has been paid.

(ii)

As of December 31, 2015, the Convertible Promissory Note has not been issued.

(iii)

As of December 31, 2015, the Preferred Stock has not been issued.  Shares were valued using Hydrophi's stock price of $0.001 with 333,603,366 shares issued and outstanding on November 23, 2015.

3.

Settlement and Extinguishment

In connection with Hydrophi’s entering into the Purchase Agreement, the existing investors agreed to return to Hydrophi, for cancellation of certain warrants dated April 28, 2014 to purchase 2,647,059 shares of the Hydrophi’s common stock.  In addition, the existing investors agreed that Hydrophi shall no longer be obligated to make any “Royalty Payments” pursuant to the Securities Purchase Agreement dated December 4, 2014, by and between the Hydrophi and the investor party thereto.

4.

Pro Forma Adjustments

Certain reclassifications have been made to conform Pro Star’s historical amounts to Hydrophi’s financial statement presentation.  The accompanying unaudited December 31, 2015 combined pro forma financial statements have been prepared to reflect the acquisition of Pro Star (PSF and PTC) by Hydrophi for an aggregate purchase price of approximately $3,514,000 as if the acquisition was completed on December 31, 2015 for Balance Sheet purposes and as of January 1, 2015 for Statement of Operations purposes and reflect the following pro forma adjustments:

(A) To reflect the elimination of the Company’s investment in Pro Star related to amounts the Company has already paid the seller pursuant to its acquisition.

(B) To record preliminary fair values of the intangible assets acquired in connection with the Pro Star acquisition and to allocate the purchase consideration to finite lived intangible assets and the excess of the purchase consideration over the fair value of assets acquired to goodwill. The net asset of Pro Star at December 31, 2015 was $541,112 including the $307,500 of cash Pro Star received in connection with its acquisition ($233,612 excluding this cash).  The intangible assets were valued at $1,724,000 with the remainder allocated to Goodwill in the amount of $1,556,771.

	Preliminary fair values	Useful Life	Annual Amortization Based upon Useful Life

Customer Relationships	$140,000	7 Years	$20,000
Employment Workforce	63,000	5 Years	12,600
Vendor Relationships	1,206,000	7 Years	172,300
Company Logo, Name & Trademark(s)	150,000	5 Years	30,000
Computer Software & Integration	165,000	3 Years	55,000
Total Intangibles Purchase	$1,724,000		$289,900

To also record the $2,500,000 of debt owed to the sellers, $266,883 of convertible preferred stock and $440,000 of short term debt (to pay amounts owed to the sellers) partially offset by the elimination of Pro Star common stock ($2,000) and retained earnings ($231,612).

(C) To record a full year of amortization on the intangible assets.

(D) To record a full year of interest expense on the $2,500,000 senior unsecured promissory note.